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                                                               EXHIBIT 10.44

                            AMENDMENT NO. 4
                            LEASE EXTENSION

This AMENDMENT NO. 4 to Lease Agreement ("Amendment") is entered into this 20th day of July, 1999, between CYGNUS INC, A DELAWARE CORPORATION ("LESSEE"), AND AMB PROPERTY L.P., A DELAWARE LIMITED PARTNERSHIP ("LESSOR"), with reference to the following:

                                RECITALS

WHEREAS, LINCOLN MENLO ASSOCIATES LIMITED, a California limited partnership ("Lincoln") and Lessee have entered into that certain Lease Agreement dated October 15, 1991, as amended on June 30, 1994 (Amendment No. 1), August 25, 1995 (Amendment No. 2), and August 23, 1996 (Amendment No. 3) (collectively, the "Lease") for the Premises located at 1255 Hamilton Court, Menlo Park, California 94025 (the "Premises"); and

WHEREAS, LINCOLN assigned its interest in the Lease to Lessor; and

WHEREAS, Lessor and Lessee wish to modify some of the provisions of the Lease and Amendments 1, 2 and 3 in order to extend Lessee's Term of the Lease.

NOW, THEREFORE, Lessor and Lessee agree as follows:

     1.  The above recitals are true and correct.

     2.  TERM: The Term of the Lease is hereby extended for a period of two
         (2) years, the "Fourth Extended Term," commencing on November 1, 1999, and terminating on October 31, 2002.

     3. RENT: The Base Rent and Section 3 of the Lease for the Fourth Extended Term shall be amended as follows:

              11/01/99 through 10/31/00: Base Rent shall be equal to $14,454.00 per month,
              11/01/00 through 10/31/01: Base Rent shall be equal to $15,560.00 per month,
              11/01/01 through 10/31/02: Base Rent shall be equal to $16,678.00 per month.

         Lessee agrees to pay Lessor, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent specified above, payable in advance at Lessor's address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent set forth above, Lessee shall pay Lessor in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Lessee's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. Lessee shall also pay to Lessor as Additional Rent hereunder, immediately on Lessor's demand therefor, any and all costs and expenses incurred by Lessor to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Lessor permits Lessee to

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                            AMENDMENT NO. 4

                               PAGE 2 OF 2

         occupy the Premises without requiring Lessee to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Lessee shall otherwise perform all other obligations of Lessee required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

     4. EXPENSES: Section 6.A.h. of the Lease is hereby modified and replaced by this Section 4 of Amendment No. 4. Lessor's cost for the management and administration of the Premises, the Building and/or Park or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Park or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Park.

     5. SECURITY DEPOSIT: The Security Deposit shall hereby increase by nine thousand three hundred thirty-nine and 94/100 dollars ($9,339.94) for a total Security Deposit of seventeen thousand seven hundred ninety and 00/100 dollars ($17,790.00).

     6. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

     7. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

     8. AUTHORITY: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

     9. The terms and provisions of the Lease are hereby incorporated in this Amendment.

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                            AMENDMENT NO. 4

                               PAGE 3 OF 2

IN WITNESS WHEREOF, Lessor and Lessee have executed this AMENDMENT NO. 4 as of the date first above written.

LESSEE:

Cygnus Inc.,
A Delaware Corporation

By:      /s/ John C Hodgman
     -------------------------------
Its:     Chairman, Pres & CEO
     -------------------------------
Date:    8-2-99
     -------------------------------

LESSOR:

WILLOW PARK HOLDING COMPANY II, LLC,
a Delaware limited liability company

By:  AMB PROPERTY, L.P.,
     a Delaware limited partnership, its manager

     By: AMB PROPERTY CORPORATION,
         a Maryland corporation, its general partner

         By:    /s/ Gayle Starr
               ----------------------------------------
               Gayle Starr

         Its:  Vice President

         Date:      8/10/99
               ----------------------------------------